UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2005

RELIANT ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16455	76-0655566
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Main Street
Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Form 8-K, “ “we,” “us” and “our” refer to Reliant Energy, Inc. and its subsidiaries.

Item 2.06.  Material Impairments.

We have signed a memorandum of understanding, effective as August 12, 2005, with the states of California, Oregon and Washington, California’s three largest investor-owned utilities and a number of other parties regarding the settlement of civil litigation and claims related to the sale of electricity in the California energy crisis of 2000 and 2001.  For additional information, see our press release dated August 15, 2005, which is filed as an exhibit to this Form 8-K.

Because of the settlement, our management concluded that a pre-tax charge of approximately $350 million will be recorded in the third quarter of 2005.  The charge will include the impairment of our $208 million net accounts receivable from the Cal ISO, California Power Exchange and the California Department of Water for Energy Sales.  The impairment charge will not result in any significant future cash expenditures apart from the $150 million payment (of which $9 million had been previously recorded as a liability) to be provided in the definitive settlement agreement contemplated by the memorandum of understanding.

Item 9.01.  Financial Statements and Exhibits.

(c)                                  The following exhibits are furnished herewith:

99.1—Press Release dated August 15, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)

Date: August 15, 2005	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99.1	Press release issued by Reliant Energy, Inc. on August 15, 2005.